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                                  EXHIBIT 21
                        Subsidiaries of the Corporation

The following bank subsidiaries are national banks and are organized under the laws of the United States:
     Associated Bank, National Association
     Associated Bank Green Bay, National Association
     Associated Bank Lakeshore, National Association
     Associated Bank Illinois, National Association
     Citizens Bank, National Association
     Associated Card Services Bank, National Association
     Associated Trust Company, National Association

The following bank subsidiaries are state banks and are organized under the laws of the State of Wisconsin:
     Associated Bank North
     Associated Bank Milwaukee
     Associated Bank South Central

The following bank subsidiaries are state banks and are organized under the laws of the State of Illinois:
     Associated Bank Chicago

The following bank subsidiaries are state banks and are organized under the laws of the State of Minnesota:
     Bank Windsor

The following non-bank subsidiaries are organized under the laws of the State of
Wisconsin:

Associated Banc-Corp Services, Inc.          Associated Leasing, Inc.
Associated Commercial Finance, Inc.          Associated Mortgage, Inc.
Associated Commercial Mortgage, Inc.         Appraisal Services, Inc.
Associated Investment Management Group,      Associated Investment Management,
 Inc.                                         LLC
Associated Investment Services, Inc.         Wisconsin Finance Corporation
Asset Management Services of Green Bay,
  LLC

The following non-bank subsidiaries are organized under the laws of the State of
Illinois:
     Associated Illinois Banc-Corp
     Associated Great Northern Mortgage Company
     Citizens Financial Services, Inc.
     FFS Funding Corp., Inc.
     The Mortgage Man Company

The following non-bank subsidiary is organized under the laws of the State of
Arizona:
     Banc Life Insurance Corporation
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The following non-bank subsidiary is organized under the laws of the State of
California:
     Mortgage Finance Corporation

The following non-bank subsidiary is organized under the laws of the State of
Delaware:
     UFS Capital Corporation
     CB Investments, Inc.

The following non-bank subsidiary is organized under the laws of the State of
Missouri:
     Illini Service Corporation

The following non-bank subsidiaries are organized under the laws of the State of
Nevada:
     ASBC Investment Corp - Green Bay      ASBC Investment Corp - Neenah
     ASBC Investment Corp - Lakeshore      ASBC Investment Corp - North
     ASBC Investment Corp - Milwaukee      ASBC Investment Corp  South Central
     ASBC Investment Corp - Illinois